UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 10, 2017

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Board of Directors (the “Board”) of Hill International, Inc. (the “Company”) appointed Paul J. Evans as Interim Chief Executive Officer on May 3, 2017.

On May 10, 2017, the Board, upon recommendation of the Compensation Committee, approved the following compensation terms for Mr. Evans:

•                  A monthly base salary in the amount of $60,000;

•                  A target incentive award at the rate of $50,000 per month of service (including any partial month), which will be paid to Mr. Evans upon completion of his service as Interim Chief Executive Officer and only upon the achievement of targets set by the Board based upon the following:

•                  One third (1/3) based on the retention of key employees of the Company as measured on the last day of Mr. Evans’ service as Interim Chief Executive Officer.

•                  One third (1/3) based on achieving a forecasted liquidity metric.

•                  One third (1/3) based on achieving a cost savings annual run rate, excluding any one-time items.

•                  A monthly grant of Company stock valued at $80,000 per month during Mr. Evans’ term of service as Interim Chief Executive Officer.  At the end of each month during such period, Mr. Evans will be entitled to $80,000 worth of Company stock based on the closing price of the Company’s common stock on the last trading day of the month.  The aggregate number of shares earned by Mr. Evans will be delivered on the last day of Mr. Evans’ service as Interim Chief Executive Officer.

•                  Mr. Evans shall receive a monthly living expense before tax allowance of $5,000 while serving as Interim Chief Executive Officer.

•                  Mr. Evans shall be entitled to all benefits of employment provided to other employees of the Company in executive positions.

•                  Mr. Evans shall not be entitled to receive compensation for serving on the Board of Directors of the Company while serving as the Interim Chief Executive Officer.

In determining the recommended amounts and structure of Mr. Evans’ compensation, the Compensation Committee relied upon information provided by its independent compensation consultant regarding the market median of the Company’s peer group and made certain downward adjustments thereto.

Mr. Evans will continue as a member of the Board, but will step down from all standing Board committees during the term of his service as Interim Chief Executive Officer. Mr. Evans’ Board and committee retainers will be prorated for 2017 such that he will only be paid such retainers for the portion of 2017 during which he is not serving as Interim Chief Executive Officer, and the amount of his annual director stock grant for 2017 will be similarly prorated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
Dated: May 16, 2017	Title:	Executive Vice President and General Counsel